Exhibit 5.1

David L. Ficksman ● (310) 789-1290 ● dficksman@troygould.com

August 26, 2026

Radnostix Inc.

4137 Commerce Circle

Idaho Falls, Idaho, 83401

Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Radnostix Inc., a Texas corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 25, 2026 for the purpose of registering the offer and sale of up to 12,000,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), issuable under the Company’s 2026 Equity Incentive Plan (the “Plan”).

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Certificate of Incorporation, as amended, and Bylaws, (iv) minutes or resolutions of the Company’s Board of Directors and stockholders pertaining to the adoption of the Plan and authorization and issuance of the Shares, the Registration Statement and related matters, and (v) such certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.

With your permission, in order to render our opinion, we have assumed that: all signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic. We have also assumed that each award of Shares under the Plan or of a right to receive Shares under the Plan will be duly approved by the Company’s Board of Directors or by a duly authorized committee of the Board of Directors or officer of the Company.

The law covered by our opinion expressed below is limited to the Business Organizations Code of the State of Texas and the federal laws of the United States. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law or in facts relating to the Company. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or any related prospectus, other than as expressly stated below with respect to the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and, if applicable, paid for in accordance with the terms of the Registration Statement and the Plan and pursuant to the grant notices and agreements that accompany the Plan, will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ TROYGOULD PC TROYGOULD PC